      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              PHARMACIA CORPORATION
               (Exact Name of Company as Specified in its Charter)

                DELAWARE                                           43-0420020
    (State or Other Jurisdiction of                   (I.R.S. Employer Identification No.)
     Incorporation or Organization)

          100 ROUTE 206 NORTH                                        07977
          PEAPACK, NEW JERSEY                                      (Zip Code)
(Address of principal executive offices)

                PHARMACIA & UPJOHN, INC. LONG-TERM INCENTIVE PLAN
                PHARMACIA & UPJOHN, INC. EQUITY COMPENSATION PLAN
    PHARMACIA & UPJOHN, INC. DIRECTORS EQUITY COMPENSATION AND DEFERRAL PLAN
                            (Full title of the plans)

                              DON W. SCHMITZ, ESQ.
        VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND CORPORATE SECRETARY
                              PHARMACIA CORPORATION
                               100 ROUTE 206 NORTH
                            PEAPACK, NEW JERSEY 07977
                     (Name and address of agent for service)

                                 (908) 901-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------- -------------------- ---------------------- ---------------------- -------------------
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
              TITLE OF SECURITIES                AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE
                TO BE REGISTERED                REGISTERED (1)           SHARE (2)              PRICE (2)               (2)
--------------------------------------------- -------------------- ---------------------- ---------------------- -------------------
Common Stock, par value $2.00 per share, and
associated preferred stock purchase
rights.......................................    38,962,980            $46.375               $1,806,908,197.5         $477,024
============================================= ==================== ====================== ====================== ===================

 (1) This Registration Statement covers shares of Common Stock of Pharmacia Corporation and associated preferred stock purchase rights which may be offered or sold pursuant to the Pharmacia & Upjohn, Inc. Long Term Incentive Plan, Pharmacia & Upjohn, Inc. Equity Compensation Plan and Pharmacia & Upjohn, Inc. Directors Equity Compensation and Deferral Plan. 35,224,000 shares are being registered pursuant to the Pharmacia & Upjohn, Inc. Long Term Incentive Plan, 3,706,850 shares are being registered pursuant to the Pharmacia & Upjohn, Inc. Equity Compensation Plan and 32,130 shares are being registered pursuant to the Pharmacia & Upjohn, Inc. Directors Equity Compensation and Deferral Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Monsanto Company Common Stock on March 29, 2000, as reported on the New York Stock Exchange, Inc.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.           PLAN INFORMATION

         All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 424 and Rule 428 under the Securities Act.



ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Any documents which Pharmacia Corporation (formerly Monsanto Company) (the "Company") incorporated by reference in Item 3 of Part II of this Form S-8 Registration Statement (the "Registration Statement") are incorporated by reference in the Section 10(a) prospectus and are available without charge, upon written or oral request, by contacting the Company at 100 Route 206, Peapack, New Jersey 07977 (908) 901-8000. All other information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 424 and Rule 428 under the Securities Act and the "Note" to Part I of this Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the United States Securities and Exchange Commission (the "Commission") by the Company (File No. 1-2516) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement and made a part hereof:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed on March 20, 2000;

2. The Company's amended Annual Report on Form 10-K/A for the year ended December 31, 1998, as filed on January 21, 2000;

3. The Company's amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 1999, June 30, 1999 and September 30,1999, as filed on January 21, 2000;

4. The Company's Current Reports on Form 8-K, as filed on January 11, 2000, January 25, 2000 and February 11, 2000;

5. The Company's amended Current Report on Form 8-K/A, as filed on January 25, 2000 and February 11, 2000;

6. The description of the Company's common stock, par value $2.00 per share, and the description of associated Preferred Stock Purchase Rights contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Accountants

         The financial statements of the Company incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Pharmacia & Upjohn, Inc. incorporated in this Registration Statement by reference to the Current Report on Form 8-K of Monsanto Company filed on January 25, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of DEKALB Genetics Corporation incorporated in this Registration Statement by reference to the Current Report on Form 8-K/A of Monsanto Company filed on February 8, 1999 and January 25, 2000, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of Incorporation and By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into Indemnification Agreements with its executive officers and directors. The Company has also purchased and maintained insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable

ITEM 8.           EXHIBITS.

EXHIBIT NUMBERS                    EXHIBIT
---------------                    -------

     4.1          Restated Certificate of Incorporation of Pharmacia
                  Corporation.

     4.2 Certificate of Amendment of Pharmacia Corporation Restated Certificate of Incorporation.

     4.3          Amended and Restated Bylaws of Pharmacia Corporation.

     4.4 Rights Agreement, dated as of December 19, 1999 between the Company and EquiServe Trust Company N.A., First Chicago Trust Company as successor to The First National Bank of Boston (incorporated herein by reference to Form 8-A filed on December 30, 1999).

     5.1          Opinion of Sullivan & Cromwell.

     23.1         Consent of Deloitte & Touche LLP.

     23.2         Consent of PricewaterhouseCoopers LLP.

     23.3         Consent of Arthur Andersen LLP.

     23.4         Consent of Sullivan & Cromwell (included as part of Exhibit
                  5.1).



ITEM 9.           UNDERTAKINGS.

         The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Peapack, State of New Jersey on April 3, 2000.

                                        PHARMACIA CORPORATION


                                        By:       /s/ Fred Hassan
                                        Name:     Fred Hassan
                                        Title:    Chief Executive Officer and
                                                  Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME                                      TITLE                                  DATE
----                                      -----                                  ----
/s/ Fred Hassan                           Chief Executive Office and             April 3, 2000
-----------------------------------       Director (Principal Executive
Fred Hassan                               Officer)


/s/ Christopher Coughlin                  Executive Vice President and           April 3, 2000
-----------------------------------       Chief Financial Officer
Christopher Coughlin                      (Principal Financial and Accounting
                                          Officer)


/s/ M. Kathryn Eickhoff
-----------------------------------       Director                               April 3, 2000
M. Kathryn Eickhoff


/s/ Michael Kantor
-----------------------------------       Director                               April 3, 2000
Michael Kantor


/s/ Gwendolyn S. King
-----------------------------------       Director                               April 3, 2000
Gwendolyn S. King


/s/ Philip Leder
-----------------------------------       Director                               April 3, 2000
Philip Leder

/s/ Olof G. Lund
-----------------------------------       Director                               April 3, 2000
Olof G. Lund


/s/ C. Steven McMillan
-----------------------------------       Director                               April 3, 2000
C. Steven McMillan



/s/ Jacobus F.M. Peters
-----------------------------------       Director                               April 3, 2000
Jacobus F.M. Peters


/s/ John S. Reed
-----------------------------------       Director                               April 3, 2000
John S. Reed


/s/ Ulla B. Reinius
-----------------------------------       Director                               April 3, 2000
Ulla B. Reinius


/s/ John E. Robson
-----------------------------------       Director                               April 3, 2000
John E. Robson


/s/ Robert B. Shapiro
-----------------------------------       Chairman of the Board of               April 3, 2000
Robert B. Shapiro                         Directors

                                INDEX TO EXHIBITS


EXHIBIT NUMBERS                    EXHIBIT
---------------                    -------

     4.1           Restated Certificate of Incorporation of Pharmacia
                   Corporation.

     4.2 Certificate of Amendment of Pharmacia Corporation Restated Certificate of Incorporation.

     4.3           Amended and Restated Bylaws of Pharmacia Corporation.

     4.4 Rights Agreement, dated as of December 19, 1999 between the Company and EquiServe Trust Company N.A., First Chicago Trust Company as successor to The First National Bank of Boston (incorporated herein by reference to Form 8-A filed on December 30, 1999).

     5.1           Opinion of Sullivan & Cromwell.

     23.1          Consent of Deloitte & Touche LLP.

     23.2          Consent of PricewaterhouseCoopers LLP.

     23.3          Consent of Arthur Andersen LLP.

     23.4          Consent of Sullivan & Cromwell (included as part of Exhibit
                   5.1).